Immediate
          Daniel  P.  Zoellner
          314/877-7052


                RALCORP HOLDINGS REPORTS IMPROVED SECOND QUARTER
                           AND SIX-MONTH 1999 EARNINGS

ST. LOUIS, MO, APRIL 29, 1999 Ralcorp Holdings, Inc. today reported net sales and net earnings for the second quarter ended March 31, 1999 of $150.3 million and $10.9 million compared to net sales and earnings for the same quarter last year of $147.1 million and $10.5 million, respectively. These figures for the quarter ended March 31, 1999 represent increases of 2.2 percent in net sales and
3.8  percent  in  net  earnings.

On an earnings per share basis, the Company reported basic and diluted earnings per share for the current year's second quarter of $.35 and $.34, respectively, compared to last year's second quarter basic and diluted earnings per share of $.32.

On a comparison of actual results for the six-month period ended March 31, 1999 to results for the same period of the prior year, net sales were $305.2 million and $284.3 million, respectively, an improvement of $20.9 million or nearly 7.4 percent. Net earnings for the current year's first six months improved 12.4 percent to $17.2 million, or $.54 per diluted share, compared to prior year net earnings of $15.3 million, or $.46 per share (basic and diluted).

The decline in equity earnings from the Company's investment in Vail Resorts, Inc. negatively affected its results for the current year quarter and six-month periods. For the quarter ended March 31, 1999, the Company recorded $4.1 million in pre-tax equity earnings, a 34 percent decline from the $6.2 million in pre-tax equity earnings recorded in the same prior year period. In a comparison of six-month periods, the Company recorded $.1 million of pre-tax equity earnings in the current year versus $4.2 million in the prior year. Exclusive of the results from the Company's equity interest in Vail Resorts for all periods presented, net earnings from Ralcorp's core foods businesses improved significantly. For the quarter ended March 31, 1999 net earnings for the foods businesses were $8.4 million compared to $6.8 million for the same prior year period, or an improvement of 23.5 percent. For the six months ended March 31, 1999, net earnings for the core foods businesses were $17.1 million compared to $12.75 million for the same fiscal 1998 period, an improvement of 34 percent. These year-over-year earnings improvements can be attributed to organic growth within the Company's Consumer Foods segment, as well as to favorable results of its acquired entities compared to prior year results of the now divested baby food business.


                         NET SALES BY DIVISION
                          Three Months Ended      Six Months Ended
                               March 31,              March 31,
                          ------------------    --------------------
                            1999      1998         1999       1998
                          -------    -------    --------    --------
Ralston Foods             $  77.3    $  73.8    $  150.3    $  140.2
Bremner                      43.8       39.1        88.3        78.9
Beech-Nut                       -       34.2           -        65.2
                          -------    -------    --------    --------
     Consumer Foods       $ 121.1    $ 147.1    $  238.6    $  284.3
                          -------    -------    --------    --------
Snack Nuts                   23.7          -        61.1           -
Martin Gillet                 5.5          -         5.5           -
                          -------    -------    --------    --------
     Total Net Sales      $ 150.3    $147.1     $  305.2    $  284.3
                          =======    =======    ========    ========

CONSUMER  FOODS
---------------
Actual Consumer Foods sales were down $26.0 million for the quarter and $45.7 million for the six months, as the prior year periods include the sales of the now divested branded baby food business, Beech-Nut Nutrition Corporation (Beech-Nut). On a comparison of current year quarter sales to prior year quarter sales, excluding the benefit of the branded baby food business, sales improved $8.2 million. Comparing sales of the first six months of the current fiscal year to the same prior year period, again excluding Beech-Nut, sales rose $19.5 million. Sales from the Company's cereal business improved 4.7 percent when comparing second quarter results for fiscal years 1999 and 1998. Key attributes of the business driving this sales growth were volume improvements in ready-to-eat and hot cereals and an improved product mix. On a comparison of current year second quarter volume to the same period of the prior year, store brand ready-to-eat cereal volume improved 3.5 percent, outpacing a domestic cereal category that was relatively flat. For the same comparative periods, the Company's hot cereal volume rose nearly 23 percent, continuing the impressive growth realized in the Company's first fiscal quarter. Volume comparisons for the current and prior year six-month periods also reflected year-over-year improvement. Ready-to-eat cereal volume improved 1.3 percent, reversing the 1.2 percent volume decline recorded in the first fiscal quarter of 1999, while hot cereal volume grew 26.6 percent.

Sales revenue increases were also achieved in both current year periods by the Bremner cracker and cookie operation. Both the quarter and six-month periods of the current fiscal year benefited from the addition of sales revenue from Sugar Kake Cookie Inc. Sugar Kake, a primarily private label cookie operation, was acquired in August 1998. Volumes for the pre-existing cracker and cookie operation (excluding Sugar Kake) increased nearly 1 percent in the current year's second quarter compared to the same prior year quarter, with continued volume improvement in the higher margin specialty crackers driving much of this growth. In a comparison of six-month periods, cracker and cookie volume, again excluding the Sugar Kake acquisition, declined 1.5 percent driven primarily by a strategic product mix shift to less volume in lower margin saltine and graham crackers.

From an operating results perspective, Ralcorp's Consumer Foods segment recorded an operating profit of $14.3 million for the current quarter and $27.3 million for the six months ended March 31, 1999. This compares to operating profit of $13.3 million for the quarter ended March 31, 1998, including $.5 million from the now divested branded baby food business, and $24.0 million for the six months ended March 31, 1998, including $.9 million from Beech-Nut. Ralston Foods recorded operating profit improvement in the quarter on the strength of ready-to-eat and hot cereal volume growth and a favorable product mix. For the year to date period ended March 31, 1999, the Company's cereal division benefited primarily from hot cereal and co-packing volume gains, a product mix improvement and favorable raw material costs, while maintaining a significantly lower cost base. Bremner operating profit improved considerably in both the quarter and six months due to the addition of Sugar Kake in current year operations. In addition, the pre-existing Bremner operation had slightly improved volumes in the quarter, and continued to benefit from a strategic product mix shift to higher margin products.

SNACK  NUTS
-----------
The Company's snack nuts business, which consists of Nutcracker Brands, Inc., Flavor House Products, Inc. and, as of March 24, 1999, Southern Roasted Nuts of Georgia, Inc., recorded net sales and operating profit for the quarter ended March 31, 1999 of $23.7 million and $1.1 million, respectively. Net sales for the six months ended March 31, 1999 were $61.1 million with a corresponding operating profit of $4.8 million. There are no prior year comparisons, as the Company first began operating in the snack nut category in April 1998, with the acquisition of Flavor House.

As referred to above, the Company acquired Southern Roasted Nuts of Georgia, Inc. on March 24, 1999. Southern Roasted, the Company's third snack nut operation, is a private label and value brand snack nut operation located in Fitzgerald, GA. This acquisition had no effect on results of operations for the periods presented.

Operations in the Snack Nuts segment are somewhat seasonal, with a higher percentage of sales and operating profits recorded in the first fiscal quarter.

MARTIN  GILLET
--------------
Ralcorp Holdings began operating in mayonnaise and shelf-stable salad dressings with the March 4, 1999 acquisition of Martin Gillet & Co., Inc. The nearly one month of Martin Gillet operations provided the Company $5.5 million in net sales revenue and approximately $.4 million of operating profit. Such results were in line with the Company's early expectations for this business.

BUSINESS  SEGMENTS  -  COMBINED
-------------------------------
On a combined EBITDA (earnings before interest, taxes, depreciation and amortization) basis the Company recorded $38.8 million for the six months ended March 31, 1999, excluding the equity earnings from its Vail investment. This represents a 29.3 percent improvement over the foods business EBITDA in the prior year's first six months of $30.0 million, including Beech-Nut.

EQUITY  INTEREST  IN  VAIL  RESORTS,  INC.
------------------------------------------
As a result of the sale of Ralcorp's resort operations to Vail Resorts, Inc., Ralcorp maintains an approximate 21.9 percent equity ownership interest in Vail. Aberrant weather conditions during the peak ski season hurt the operating results of Vail. Such difficult weather conditions, plus timing issues resulting from a fiscal year end change at Vail, combined to negatively affect the Company's equity earnings from its investment in Vail Resorts. For the three- and six-month periods ended March 31, 1999, the Company's equity stake in Vail Resorts resulted in non-cash, pre-tax earnings of $4.1 million and $.1 million, respectively. This compares to non-cash, pre-tax equity earnings for the same prior year periods of $6.2 million and $4.2 million, respectively. Due to the timing of a fiscal year end change at Vail, the prior year equity income amounts represent the Company's portion of Vail's operating results for only the period of October 1997 through January 1998. The current year equity earnings are based on the full six-month period of August 1998 through January 1999, a period that includes the historically unprofitable ski months of August through October. Ralcorp's equity ownership interest in Vail earnings for Vail's quarter ending April 30, 1999 will be reported in the Company's third fiscal quarter ending June 30, 1999.

UNAUDITED  PRO  FORMA  INFORMATION
----------------------------------
The accompanying Unaudited Pro Forma Combined Statements of Earnings reflect pro forma information for the three- and six-month periods ended March 31, 1998. This information assumes the divestiture of Beech-Nut, was completed as of the beginning of the prior fiscal year.

See attached schedules and notes for additional information on the quarter and six-month results for both years.


                               RALCORP HOLDINGS, INC.
                          CONSOLIDATED STATEMENT OF EARNINGS
                         (in millions except per share data)

                                        Three Months Ended    Six Months Ended
                                            March 31,             March 31,
                                        -------------------  ------------------
                                            1999     1998       1999      1998
Net Sales                               $   150.3   $147.1   $  305.2   $284.3
                                        ----------  -------  ---------  -------

Costs and Expenses
  Cost of products sold                     108.6     92.9      220.6    183.1
  Selling, general and administrative        21.1     25.7       43.4     49.3
  Advertising and promotion                   6.8     17.4       13.3     31.1
  Interest expense (income), net               .3        -         .3      (.1)
  Equity earnings in Vail Resorts, Inc.      (4.1)    (6.2)       (.1)    (4.2)
                                        ----------  -------  ---------  -------
                                            132.7    129.8      277.5    259.2
                                        ----------  -------  ---------  -------
Earnings before Income Taxes                 17.6     17.3       27.7     25.1
Income Taxes                                  6.7      6.8       10.5      9.8
                                        ----------  -------  ---------  -------

Net Earnings                            $    10.9   $ 10.5   $   17.2   $ 15.3
                                        ==========  =======  =========  =======

Basic Earnings per Common Share         $     .35   $  .32   $    .55   $  .46
                                        ==========  =======  =========  =======

Diluted Earnings per Common Share       $     .34   $  .32   $    .54   $  .46
                                        ==========  =======  =========  =======

Weighted Average Shares Outstanding-Basic    31.1     32.8       31.3     32.9

Weighted Average Shares Outstanding-Diluted  31.8     33.2       31.9     33.3


                                        RALCORP HOLDINGS. INC.
                           UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                                  (in millions except per share data)

                                              ACTUAL     PRO FORMA     ACTUAL      PRO FORMA
                                              Three        Three         Six          Six
                                              Months       Months       Months       Months
                                              Ended        Ended        Ended        Ended
                                            March 31,    March 31,    March 31,    March 31,
                                            ---------  -----------  -----------  -----------
                                               1999        1998         1999         1998
                                            ---------  -----------  -----------  -----------
Net Sales                                   $  150.3   $    112.9   $    305.2   $    219.1
                                            ---------  -----------  -----------  -----------

Costs and Expenses
  Cost of products sold                        108.6         75.9        220.6        150.1
  Selling, general and administrative           21.1         20.0         43.4         38.0
  Advertising and promotion                      6.8          6.6         13.3         11.6
  Interest expense (income), net                  .3          (.9)          .3         (1.8)
  Equity earnings in Vail Resorts, Inc.         (4.1)        (6.2)         (.1)        (4.2)
                                           ----------  -----------  -----------  -----------
                                               132.7         95.4        277.5        193.7
                                           ----------  -----------  -----------  -----------
Earnings before Income Taxes                    17.6         17.5         27.7         25.4
Income Taxes                                     6.7          6.9         10.5          9.9
                                           ----------  -----------  -----------  -----------

Net Earnings                               $    10.9   $     10.6   $     17.2   $     15.5
                                           ==========  ===========  ===========  ===========

Basic Earnings per Common Share            $     .35   $      .32   $      .55   $      .47
                                           ==========  ===========  ===========  ===========

Diluted Earnings per Common Share          $     .34   $      .32   $      .54   $      .47
                                           ==========  ===========  ===========  ===========

Weighted Average Shares Outstanding-Basic       31.1         32.8         31.3         32.9

Weighted Average Shares Outstanding-Diluted     31.8         33.2         31.9         33.3

 NOTES:

1.     The  accompanying  unaudited  pro  forma  combined  statements  of  earnings  for  the  three  and  six month periods  ended  March  31,  1998  are  presented  to reflect the results of operations assuming the sale of the
     Company's  branded  baby  food  subsidiary,  Beech-Nut  Nutrition  Corporation,  had  been  completed as of the beginning  of  the  prior  fiscal year.  These unaudited pro forma statements of earnings are for informational purposes  only  and  may  not  necessarily  reflect  the  results  of operations that would have been achieved, nor  are  they  necessarily  indicative  of  future  results  of  operations.

2.     The  weighted  average  shares  outstanding  used  to  compute  earnings  per  common  share  (basic  and diluted)  for  the  quarters  and  six-month  periods  ended  March 31, 1999 and 1998 are based on the weighted average  number  of  Ralcorp  Stock  shares  outstanding  for  the  periods  then  ended.  In  addition,  the calculation  of  diluted  earnings  per  share  includes  all  other  common  stock  equivalents.

3.     Earnings  per  common share (basic and diluted) are computed independently for each of the periods presented, therefore,  the  sum  of  the  earnings  per  common share (basic and diluted) amounts for the quarters may not total  the  year-to-date.

4.     Operating  results for any quarter are not necessarily indicative of the results for any other quarter or for the  full  year.